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                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                        FLEETBOSTON FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


          RHODE ISLAND                                       05-0341324
(State of incorporation or organization)                    (I.R.S Employer
                                                            Identification No.)

        100 FEDERAL STREET                                       02110
       BOSTON, MASSACHUSETTS
 (Address of principal executive offices)                      (Zip Code)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                NAME OF EACH EXCHANGE ON WHICH
  TITLE OF EACH CLASS TO BE SO REGISTERED       EACH CLASS IS TO BE REGISTERED
-------------------------------------------    ---------------------------------
                  None                                        None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
(If applicable)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                         PREFERRED STOCK PURCHASE RIGHTS
                              (TITLE OF EACH CLASS)


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




         The undersigned registrant hereby amends its registration statement on Form 8-A filed with the Securities and Exchange Commission on November 7, 2000, as follows:



ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Item 1 to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 7, 2000 by the undersigned registrant is hereby amended by adding to the last paragraph of such Item the following:


AMENDMENT
---------



                  FleetBoston Financial Corporation, a Rhode Island corporation ("FleetBoston"), and Bank of America Corporation, a Delaware corporation ("Bank of America"), entered into an Agreement and Plan of Merger, dated as of October 27, 2003 (the "Merger Agreement"). The Merger Agreement provides for the merger of FleetBoston with and into Bank of America (the "Merger"). In connection with the Merger Agreement, each party entered into an additional agreement, dated as of October 27, 2003, with the other (each, a "Stock Option Agreement") pursuant to which it granted to the other an irrevocable option to purchase, under certain circumstances, up to 19.9% of its outstanding common shares (together with the Merger Agreement, the Merger and the other transactions contemplated thereby, the "Transaction").

                  In connection with the Transaction, the FleetBoston has entered into Amendment No. 1 to its Rights Agreement (the "Rights Agreement Amendment"), dated as of August 16, 2002, between FleetBoston and EquiServe, LP, as Rights Agent. The Rights Agreement Amendment is attached as Exhibit 4.1.1 hereto.

ITEM 2.  EXHIBITS.

4.1.1 Amendment No. 1 to Rights Agreement, dated as of October 26, 2003, the Rights Agreement, dated as of August 16, 2000, between FleetBoston Financial Corporation, a Rhode Island corporation, and EquiServe, LP.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            FLEETBOSTON FINANCIAL CORPORATION



Dated:  November 3, 2003                     By:  /s/ Gary A. Spiess
                                                  --------------------------
                                             Name:  Gary A. Spiess
                                             Title: Executive Vice President and
                                                    General Counsel

                                  EXHIBIT INDEX

4.1.1 Amendment No. 1 to Rights Agreement, dated October 26, 2003, the Rights Agreement, dated as of August 16, 2000, between FleetBoston Financial Corporation, a Rhode Island corporation, and EquiServe, LP.